Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-255175

PROSPECTUS SUPPLEMENT NO. 5

(to the Prospectus dated January 11, 2024, as amended)

INVESCO GALAXY BITCOIN ETF

Common Shares

This prospectus supplement (“Supplement No. 5”) supplements and amends the prospectus dated January 11, 2024, as amended January 29, 2024, May 14, 2024, August 2, 2024 and August 7, 2024 (the “Prospectus”), for the Invesco Galaxy Bitcoin ETF (the “Trust”). Supplement No. 5 is being filed to include the information contained in our Quarterly Report on Form 10-Q, for the quarter ended September 30, 2024, filed with the Securities and Exchange Commission on November 7, 2024 (the “Form 10-Q”). Accordingly, we have attached the Form 10-Q to this Supplement No. 5. Supplement No. 5 should be read together with the Prospectus.

Shares of the Trust are listed on Cboe BZX Echange, Inc. under the symbol “BTCO.”

Investing in the Shares involves significant risks. See “RISK FACTORS” starting on page 14 of the Prospectus.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission passed upon the adequacy or accuracy of the Prospectus or this Prospectus Supplement No. 5. Any representation to the contrary is a criminal offense.

The Trust is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

The date of this Prospectus Supplement No. 5 is November 7, 2024.

PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

P-BTCO-PRO-1-SUP-5 110724

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2024

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from       to

Commission File Number: 001-41913

Invesco Galaxy Bitcoin ETF

(Exact name of registrant as specified in its charter)

Delaware	88-6155978
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Invesco Capital Management LLC 3500 Lacey Road, Suite 700 Downers Grove, Illinois	60515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 983-0903

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	BTCO	Cboe BZX Exchange, Inc.

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

Indicate the number of outstanding Shares as of September 30, 2024: 8,145,000

INVESCO GALAXY BITCOIN ETF

QUARTER ENDED SEPTEMBER 30, 2024

i

PART I. FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS.

Invesco Galaxy Bitcoin ETF

Statements of Financial Condition

September 30, 2024 and December 31, 2023

(Unaudited)

	September 30,	December 31,
	2024	2023
Assets
Investments in Bitcoin, at value (cost $405,676,080 as of September 30, 2024)	$516,728,346	$—
Cash held by custodian	—	100,000

Total Assets	$516,728,346	$100,000

Liabilities
Payable for:
Accrued Sponsor’s fees	$96,653

Total Liabilities	$96,653	$—

Commitments and Contingencies (Note 9)

Net Assets	$516,631,693	$100,000

Net assets consist of:
Paid-in-capital	$375,736,568	$100,000
Distributable earnings (loss)	140,895,125	—

	$516,631,693	$100,000

Shares outstanding	8,145,000	4,000
Net asset value per share	$63.43	$25.00
Market value per share	$63.44	$25.00

See accompanying Notes to Unaudited Financial Statements which are an integral part of the financial statements.

Invesco Galaxy Bitcoin ETF

Schedule of Investments

September 30, 2024

(Unaudited)

Description	Quantity	Cost	Fair Value	% of Net Assets
Cryptocurrency
Bitcoin	8,142	$405,676,080	$516,728,346	100.02%

Total Investments	8,142	$405,676,080	$516,728,346	100.02%

Other Assets Less Liabilities			$(96,653)	(0.02)

Net assets			$516,631,693	100.00%

See accompanying Notes to Unaudited Financial Statements which are an integral part of the financial statements.

Invesco Galaxy Bitcoin ETF

Statement of Income and Expenses

For the Three and Nine Months Ended September 30, 2024

(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2024	September 30, 2024
Income
Total Income	$—	$—

Expenses
Sponsor Fees	296,332	749,050

Total Expenses	296,332	749,050

Less: Waivers	(28,021)	(480,739)

Net Expenses	268,311	268,311

Net Investment Income (Loss)	(268,311)	(268,311)

Net Realized and Net Change in Unrealized Gain (Loss)
Net Realized Gain (Loss) from
Investments in Bitcoin Sold to Pay Sponsor Fee	(24,850)	(24,850)

Investments in Bitcoin Sold for Redemptions	(3,921,986)	30,036,020

Net Realized Gain (Loss)	(3,946,836)	30,011,170

Net Change in Unrealized Gain (Loss) from Investments in Bitcoin	8,275,270	111,052,266

Net Realized and Net Change in Unrealized Gain (Loss) from Investments in Bitcoin	4,328,434	141,063,436

Net Income (Loss)	$4,060,123	$140,795,125

See accompanying Notes to Unaudited Financial Statements which are an integral part of the financial statements.

Invesco Galaxy Bitcoin ETF

Statement of Changes in Shareholders’ Equity

For the Three Months Ended September 30, 2024

(Unaudited)

	Shares	Total Shareholders’ Equity
Balance at June 30, 2024	6,945,000	$435,244,053

Purchases of Shares	1,580,000	99,636,056
Redemption of Shares	(380,000)	(22,308,539)

Net Increase (Decrease) due to Share Transactions	1,200,000	77,327,517
Net Income (Loss)
Net Investment Income (Loss)		(268,311)
Net Realized Gain (Loss) from Investments in Bitcoin Sold for Sponsor Fee and Redemptions		(3,946,836)
Net Change in Unrealized Gain (Loss) from Investments in Bitcoin		8,275,270

Net Income (Loss)		4,060,123

Net Change in Shareholders’ Equity	1,200,000	81,387,640

Balance at September 30, 2024	8,145,000	$516,631,693

See accompanying Notes to Unaudited Financial Statements which are an integral part of the financial statements.

Invesco Galaxy Bitcoin ETF

Statement of Changes in Shareholders’ Equity

For the Nine Months Ended September 30, 2024

(Unaudited)

	Shares	Total Shareholders’ Equity
Balance at December 31, 2023	4,000	$100,000

Purchases of Shares	13,285,000	663,638,201
Redemption of Shares	(5,144,000)	(287,901,633)

Net Increase (Decrease) due to Share Transactions	8,141,000	375,736,568
Net Income (Loss)
Net Investment Income (Loss)		(268,311)
Net Realized Gain (Loss) from Investments in Bitcoin Sold for Sponsor Fee and Redemptions		30,011,170
Net Change in Unrealized Gain (Loss) from Investments in Bitcoin		111,052,266

Net Income (Loss)		140,795,125

Net Change in Shareholders’ Equity	8,141,000	516,531,693

Balance at September 30, 2024	8,145,000	$516,631,693

See accompanying Notes to Unaudited Financial Statements which are an integral part of the financial statements.

Invesco Galaxy Bitcoin ETF

Statement of Cash Flows

For the Nine Months Ended September 30, 2024

(Unaudited)

Nine Months Ended
September 30, 2024
Cash flows from operating activities:
Net Income (Loss)	$140,795,125
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Cost of bitcoin purchased	(609,352,034)
Proceeds from bitcoin sold to pay Sponsor Fee	171,659
Proceeds from bitcoin sold for redemptions	233,515,465
Net Realized (Gain) Loss from Investments in Bitcoin Sold to pay Sponsor Fee	24,850
Net Realized (Gain) Loss from Investments in Bitcoin Sold for Redemptions	(30,036,020)
Net Change in Unrealized (Gain) Loss from Investments in Bitcoin	(111,052,266)
Change in operating assets and liabilities:
Accrued Sponsor’s fees	96,653

Net cash provided by (used in) operating activities	(375,836,568)

Cash flows from financing activities:
Proceeds from purchases of Shares	663,638,201
Redemption of Shares	(287,901,633)

Net cash provided by (used in) financing activities	375,736,568

Net change in cash	(100,000)
Cash at beginning of period	100,000

Cash at end of period	$—

See accompanying Notes to Unaudited Financial Statements which are an integral part of the financial statements.

Invesco Galaxy Bitcoin ETF

Notes to Unaudited Financial Statements

September 30, 2024

Note 1 – Organization

Invesco Galaxy Bitcoin ETF (the “Trust”) is a Delaware statutory trust, formed on April 5, 2021 pursuant to the Delaware Statutory Trust Act (the “DSTA”). The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust (“Shares”). The Trust operates pursuant to its Second Amended and Restated Declaration of Trust and Trust Agreement, dated as of January 5, 2024 (the “Trust Agreement”). Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust (the “Trustee”). The Trust is managed and controlled by Invesco Capital Management LLC (the “Sponsor”).

The Trust offers Shares only to certain eligible financial institutions (“Authorized Participants”) in one or more blocks of 5,000 Shares (“Creation Baskets”) based on the quantity of bitcoin attributable to each Share of the Trust. The Trust has an unlimited number of shares authorized for issuance.

On December 20, 2023, Invesco Ltd. (in such role, the “Seed Capital Investor”), subject to certain conditions, purchased 4,000 Shares in exchange for $100,000, which comprised the initial purchase of the Trust’s Shares (“Initial Seed Shares”). Through December 31, 2023, the Trust had no operations other than those related to its organization and registration and the sale of Shares to the Seed Capital Investor. As of December 31, 2023, the Seed Capital Investor owned one hundred percent of the outstanding Shares.

On January 2, 2024, the Seed Capital Investor purchased an additional 200,000 Shares at a per-Share price of $25.00 (“Seed Creation Baskets”). Total proceeds to the Trust from the sale of the Initial Seed Shares and the Seed Creation Baskets were $5,100,000. On January 4, 2024, the Sponsor redeemed the Initial Seed Shares and the Seed Creation Baskets for cash at a per-Share price of $25.00 for a total redemption value of $5,100,000 and immediately created 110,000 Shares (22 Creation Baskets) at a price of $44.16305 per Share based on the price of the Lukka Prime Bitcoin Reference Rate (the “Benchmark”) as of 4:00 p.m. ET on January 4, 2024. The Benchmark is designed to provide an estimated fair market value price for bitcoin, based on the execution price of bitcoin on its principal market. The price of the Shares acquired by the Seed Capital Investor was determined based on the price of the Benchmark. The Seed Capital Investor no longer held Shares as of September 30, 2024.

Effective January 10, 2024, the Trust’s registration statement was declared effective by the U.S. Securities and Exchange Commission (the “SEC”). The Trust commenced trading on the Cboe BZX Exchange, Inc. (the “Exchange”) on January 11, 2024.

The Trust’s investment objective is to reflect the performance of the spot price of bitcoin as measured using the Benchmark, less the Trust’s expenses and other liabilities. The Shares are intended to provide institutional and retail investors with a simple, cost-effective means of gaining investment benefits similar to those of holding bitcoin.

In seeking to achieve its investment objective, the Trust will hold bitcoin. Coinbase Custody Trust Company, LLC (the “Bitcoin Custodian”) will hold all of the Trust’s bitcoin on the Trust’s behalf as bitcoin custodian.

The Bank of New York Mellon (“BNYM”), the Trust’s “Administrator,” calculates, and the Sponsor publishes, the Trust’s Net Asset Value (“NAV”) once each business day. To calculate the NAV, the Administrator totals the current market value of bitcoin in the Trust and any other assets, and subtracts any liabilities including accrued but unpaid expenses. The Trust’s NAV is an amount denominated in U.S. dollars.

This Quarterly Report (the “Report”) covers the three and nine months ended September 30, 2024. The accompanying unaudited financial statements were prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information and with the instructions for Form 10-Q and the rules and regulations of the SEC. In the opinion of management, all material adjustments, consisting only of normal recurring adjustments, considered necessary for a fair statement of the interim period financial statements have been made. Interim period results are not necessarily indicative of results for a full-year period. These financial statements and the notes thereto should be read in conjunction with the Trust’s financial statements included in its Annual Report on Form 10-K for the period ended December 31, 2023, as filed with the SEC on March 8, 2024.

Note 2 – Summary of Significant Accounting Policies

A. Basis of Presentation

The financial statements of the Trust have been prepared using U.S. GAAP. The Trust is considered an investment company under U.S. GAAP for financial statement purposes and follows the accounting and reporting guidance applicable to investment companies in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 946, Financial Services— Investment Companies, but is not registered, and is not required to be registered, under the Investment Company Act of 1940, as amended.

B. Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements. Actual results could differ from those estimates. In addition, the Trust monitors for material events or transactions that may occur or become known after the period-end date and before the date the financial statements are issued.

C. Cash and Cash Equivalents

The Trust defines cash as cash held by the Cash Custodian (as defined below). There were no cash equivalents held by the Trust as of September 30, 2024 and December 31, 2023.

D. Investment Valuations

The Trust applies FASB ASC Topic 820, Fair Value Measurement, in the valuation of bitcoin held by the Trust and for financial statement purposes. The fair market value price for bitcoin reflects the price that would be received for bitcoin in a current sale, which assumes an orderly transaction between market participants on the measurement date of bitcoin on its “principal market,” generally, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. The Trust determines its principal market (or in the absence of a principal market the most advantageous market) on a periodic basis to determine which market is its Principal Market for the purpose of calculating fair value for the creation of quarterly and annual financial statements. Issuer-specific events, market trends, bid/asked quotes of brokers and information providers and other data may be reviewed in the course of making a good faith determination of a security’s fair value.

E. Investment Transactions

Bitcoin transactions are accounted for on a trade date basis. Realized gains or losses from the sale or disposition of bitcoin are determined on a specific identification basis and recognized in the Statements of Income and Expenses in the period in which the sale or disposition occurs, respectively.

F. Routine Operational, Administrative and Other Ordinary Expenses

The Sponsor is responsible for all routine operational, administrative and other ordinary expenses of the Trust, including, but not limited to, the Trustee’s fees, the fees of the BNYM (the Administrator and the “Transfer Agent”) (for its services as the Administrator, Transfer Agent, and Cash Custodian (defined herein)), the fees of the Bitcoin Custodian, the fees of Galaxy Digital Funds LLC (the “Execution Agent”), Exchange listing fees, SEC registration fees, printing and mailing costs, legal costs and audit fees. The Trust does not reimburse the Sponsor for the routine operational, administrative and other ordinary expenses of the Trust. Accordingly, such expenses are not reflected in the Statements of Income and Expense of the Trust.

G. Non-Recurring Fees and Expenses

In certain cases, the Trust will pay for some expenses in addition to the Sponsor Fee. These exceptions include expenses not assumed by the Sponsor (i.e., expenses other than those identified in Section F of this Note 2), litigation and indemnification expenses, judgments, transactional expenses, taxes and other expenses not expected to be incurred in the ordinary course of the Trust’s business. The only expenses of the Trust during the three and nine months ended September 30, 2024 were the Sponsor Fee.

H. Federal Income Taxes

The Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax and, therefore, no provision for federal income taxes is required. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

Note 3 – Concentration Risk

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset: bitcoin. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with bitcoin, including the rise or fall in its price, sometimes rapidly or unexpectedly. By concentrating its investment strategy solely in bitcoin, any losses suffered as a result of a decrease in the value of bitcoin can be expected to reduce the value of an interest in the Trust proportionately and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified. There is no assurance that bitcoin will maintain its long-term value in terms of purchasing power in the future. In the event that the price of bitcoin declines, the Sponsor expects the value of an investment in the Shares to decline proportionately. Each of these events could have a material effect on the Trust’s financial position and the results of its operations.

Note 4 – Service Providers and Related Party Agreements

The Trustee

Delaware Trust Company, a Delaware trust company, acts as the Trustee of the Trust as required to create a Delaware statutory trust in accordance with the Trust Agreement and the DSTA. Under the Trust Agreement, the duties of the Trustee are limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) at the direction of the Sponsor, the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Trustee is required to execute under the DSTA.

The Sponsor

Invesco Capital Management LLC is the Sponsor of the Trust. The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering, the listing of Shares on the Exchange and valuing the bitcoin held by the Trust. The Sponsor is a limited liability company formed in the state of Delaware on February 7, 2003, and is a wholly-owned subsidiary of Invesco Ltd. Invesco Ltd. and its subsidiaries, including the Sponsor, are an independent global investment management group.

The Trust pays the Sponsor a unified fee (the “Sponsor Fee”) in an amount equal to 0.25% per annum of the daily total net assets of the Trust as compensation for services performed under the Trust Agreement. The Sponsor Fee is accrued daily and paid monthly in arrears on the first day the Exchange is open for regular trading (a “Business Day”) of the month in U.S. dollars, and will be calculated by the Administrator. The Sponsor also paid the costs of the Trust’s organization.

From January 9, 2024 until January 28, 2024, the Sponsor Fee was 0.39% per annum. Prior to January 9, 2024, the Sponsor Fee was 0.59% per annum. For a 6-month period commencing on the day the Trust’s Shares were initially listed on the Exchange (January 11, 2024), the Sponsor agreed to waive the entire Sponsor Fee on the first $5 billion of Trust assets. Effective July 11, 2024, this waiver expired, and the Sponsor is no longer waiving the Sponsor Fee.

To cover the Sponsor Fee, and extraordinary expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Trust (or its delegate) to instruct the Execution Agent to convert bitcoin held by the Trust into U.S. dollars. Extraordinary expenses include, but are not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Bitcoin network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders (including, for example, in connection with any fork of the Bitcoin blockchain), any indemnification of the Sponsor, Cash Custodian, Bitcoin Custodian, Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters. The NAV of the Trust and the number of bitcoins represented by a Share will decline each time the Trust accrues the Sponsor Fee or any Trust expenses not assumed by the Sponsor. The Trust is not responsible for paying any costs associated with the transfer of bitcoin to or from the Trust in connection with paying the Sponsor Fee or in connection with creation and redemption transactions.

The Sponsor waived fees of $28,021 and $480,739 for the three and nine months ended September 30, 2024, respectively.

The Administrator

BNYM serves as the Trust’s Administrator. Under the trust administration and accounting agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including calculating the NAV of the Trust and the net assets of the Trust.

The Transfer Agent

BNYM also serves as the Transfer Agent for the Trust. The Transfer Agent is responsible for (1) issuing and redeeming Shares, (2) responding to correspondence by Shareholders and others relating to its duties, (3) maintaining Shareholder accounts and (4) making periodic reports to the Trust.

The Bitcoin Custodian

Coinbase Custody Trust Company, LLC serves as the Trust’s Bitcoin Custodian. Under the custodial agreement, the Bitcoin Custodian is responsible for (1) safekeeping all of the bitcoin owned by the Trust, (2) opening an account that holds the Trust’s bitcoin and (3) facilitating the transfer of bitcoin required for the operation of the Trust, as directed by the Sponsor. The Bitcoin Custodian is chartered as a limited purpose trust company by the New York State Department of Financial Services (“NYSDFS”) and is authorized by the NYSDFS to provide digital asset custody services. The Bitcoin Custodian is a wholly-owned subsidiary of Coinbase Global, Inc.

The Cash Custodian

BNYM serves as the Trust’s Cash Custodian. Under the Cash Custody Agreement, BNYM is responsible for holding the Trust’s cash in connection with creation and redemption transactions effected in cash (the “Cash Custodian”). The Cash Custodian is a New York state-chartered bank and a member of the Federal Reserve System.

The Marketing Agent

Invesco Distributors, Inc. (the “Marketing Agent”) is responsible for: (1) working with the Transfer Agent to review and approve, or reject, purchase and redemption orders of Creation Baskets placed by Authorized Participants with the Transfer Agent; and (2) reviewing and approving the marketing materials prepared by the Trust for compliance with applicable SEC and Financial Industry Regulatory Authority advertising laws, rules, and regulations.

The Execution Agent

The Sponsor has entered into an agreement with Galaxy Digital Funds LLC, a subsidiary of Galaxy Digital LP (“Galaxy”), to serve as Execution Agent. The Trust from time to time will be required to sell bitcoin in such quantities as necessary to permit payment of the Sponsor Fee and any Trust expenses and liabilities not assumed by the Sponsor. The Sponsor has engaged the Execution Agent to sell bitcoin on the Trust’s behalf in such circumstances. The Sponsor or its delegate will cause the Trust (or its delegate) to instruct the Execution Agent to sell bitcoin at approximately the price at which it is valued by the Trust and in the smallest amounts required to permit such payments as they become due, with the intention of minimizing the Trust’s holdings of assets other than bitcoin. Accordingly, the amount of bitcoin to be sold may vary from time to time depending on the level of the Trust’s expenses and liabilities and the market price of bitcoin. The Trust also may utilize the services of the Execution Agent to purchase or sell bitcoin in connection with cash creations and redemptions. In addition, as part of this agreement, the Execution Agent has agreed to co-brand and co-market the Trust, and the Sponsor has licensed the use of certain Galaxy trademarks, service marks and trade names in connection with the Trust.

Galaxy is a subsidiary of Galaxy Digital Holdings LP (“Galaxy Holdings”). Galaxy Digital Holdings Ltd., which holds a limited partner interest in Galaxy Holdings, is listed on the Toronto Stock Exchange under the symbol “GLXY.”

Note 5 – Organization and Offering Costs

The Sponsor has agreed to pay the organizational and initial offering costs of the Trust and the Trust will not be obligated to reimburse the Sponsor. The organizational and initial offering costs include preparation and filing of incorporation documents, bylaws, declarations of trust, registration statements, board materials, state and federal registration of shares and audit fees. As a result, the Trust’s financial statements will not reflect these organizational and offering costs.

Note 6 – Additional Valuation Information

U.S. GAAP defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, under current market conditions. U.S. GAAP establishes a hierarchy that prioritizes the inputs to valuation methods, giving the highest priority to readily available unadjusted quoted prices in an active market for identical assets (Level 1) and the lowest priority to significant unobservable inputs (Level 3), generally when market prices are not readily available or are unreliable. Based on the valuation inputs, the securities or other investments are tiered into one of three levels. Changes in valuation methods or market conditions may result in transfers in or out of an investment’s assigned level:

Level 1: Prices are determined using quoted prices in an active market for identical assets.

Level 2: Prices are determined using other significant observable inputs. Observable inputs are inputs that other market participants may use in pricing a security. These may include quoted prices for similar securities, interest rates, prepayment speeds, credit risk, yield curves, loss severities, default rates, discount rates, volatilities and others.

Level 3: Prices are determined using significant unobservable inputs. In situations where quoted prices or observable inputs are unavailable (for example, when there is little or no market activity for an investment at the end of the period), unobservable inputs may be used. Unobservable inputs reflect the Trust’s own assumptions about the factors market participants would use in determining fair value of the securities or instruments and would be based on the best available information.

As of September 30, 2024, the investments in this Trust were valued based on Level 1 inputs. The levels assigned to the investment valuations may not be an indication of the risk or liquidity associated with investing in those investments. Because of the inherent uncertainties of valuation, the values reflected in the financial statements may materially differ from the value received upon actual sale of those investments.

Note 7 – Investments in Bitcoin

The Trust expects to purchase or sell bitcoin in connection with cash creation or redemption transactions, and may sell bitcoin to pay certain expenses, including the Sponsor Fee. The following is a summary of the transactions in, and earnings from, investments in bitcoin for the three months ended September 30, 2024.

Fair Value
Opening Balance as of 06/30/2024	$435,244,053
Purchases at Cost	99,635,636
Proceeds from Sales to Pay Sponsor Fee	(171,659)
Proceeds from Sales to Redemptions	(22,308,118)
Change in Unrealized Appreciation (Depreciation)	8,275,270
Net Realized (Gain) Loss from Investments in Bitcoin Sold to pay Sponsor Fee	(24,850)
Net Realized (Gain) Loss from Investments in Bitcoin Sold for Redemptions	(3,921,986)

Ending Balance as of 09/30/2024	$516,728,346

The following is a summary of the transactions in, and earnings from, investments in bitcoin for the nine months ended September 30, 2024.

Fair Value
Opening Balance as of 12/31/2023	$—
Purchases at Cost	609,352,034
Proceeds from Sales to Pay Sponsor Fee	(171,659)
Proceeds from Sales to Redemptions	(233,515,465)
Change in Unrealized Appreciation (Depreciation)	111,052,266
Net Realized (Gain) Loss from Investments in Bitcoin Sold to pay Sponsor Fee	(24,850)
Net Realized (Gain) Loss from Investments in Bitcoin Sold for Redemptions	30,036,020

Ending Balance as of 09/30/2024	$516,728,346

Note 8 – Share Purchases and Redemptions

The Trust will process all creations and redemptions of Shares in transactions with Authorized Participants. When the Trust issues or redeems its Shares, it will do so only in Creation Baskets based on the quantity of bitcoin attributable to each Share of the Trust (net of accrued but unpaid Sponsor fees and any accrued but unpaid expenses or liabilities). Creation and redemption transactions take place in cash, but in the future, pending regulatory approval, the Trust may permit or require creation and redemption transactions to take place in-kind. Authorized Participants are the only persons that may place orders to create and redeem Creation Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks or other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) participants in DTC such as banks, dealers and trust companies (“DTC Participants”). To become an Authorized Participant, a person must enter into an Authorized Participant Agreement.

When purchasing Creation Baskets, Authorized Participants will deliver cash to the Cash Custodian. The Execution Agent will be responsible for acquiring the requisite amount of bitcoin on behalf of the Trust on an agency basis. After receipt of the bitcoin by the Bitcoin Custodian, the Transfer Agent will issue Creation Baskets of Shares to the creating Authorized Participant in satisfaction of the creation order.

When redeeming Creation Baskets, the Execution Agent will be responsible for selling the requisite amount of bitcoin on behalf of the Trust on an agency basis. After receipt of the cash payment, the Transfer Agent will redeem the Shares and the Cash Custodian will distribute the resulting cash to the redeeming Authorized Participant in satisfaction of the redemption order.

Note 9 – Commitments and Contingencies

The Sponsor, either in its own capacity or in its capacity as the Sponsor and on behalf of the Trust, has entered into various service agreements that contain a variety of representations, or provide indemnification provisions related to certain risks service providers undertake in performing services for the Trust. The Trust’s organizational documents provide for the Trust to indemnify the Sponsor and any affiliate of the Sponsor that provides services to the Trust to the maximum extent permitted by applicable law, subject to certain exceptions for disqualifying conduct by the Sponsor or such an affiliate. The Trust’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Trust that have not yet occurred. Further, the Trust has not had prior claims or losses pursuant to these contracts.

Note 10 – Financial Highlights

The Trust is presenting the following NAV and financial highlights related to investment performance for a Share outstanding for the three months ended September 30, 2024 and the period January 10, 2024 to September 30, 2024. An individual investor’s return and ratios may vary based on the timing of capital transactions.

NAV per Share is the NAV of the Trust divided by the number of outstanding Shares at the date of each respective period presented.

	Three Months Ended September 30, 2024	For the Period January 10, 2024 (the effective date of the Trust’s registration statement) to September 30, 2024
Net Asset Value
Net asset value per Share, beginning of period	$62.67	$46.65
Net realized and change in unrealized gain (loss) on investments in Bitcoin (a)	0.79	16.82
Net investment income (loss) (b)	(0.03)	(0.04)

Net income (loss)	0.76	16.78

Net asset value per Share, end of period (c)	$63.43	$63.43

Market value per Share, beginning of period (d)	$59.94	$46.30

Market value per Share, end of period (d)	$63.44	$63.44

Ratio to average Net Assets (e)
Net investment income (loss)	(0.23)%	(0.09)%

Expenses, after waivers	0.23%	0.09%

Expenses, prior to waivers	0.25%	0.25%

Total Return, at net asset value (f)(g)	1.22%	35.97%

Total Return, at market value (f)(g)	5.84%	37.02%

(a)

Net realized and change in unrealized gain (loss) on investments in Bitcoin per share may not correlate with the Trust’s net realized and unrealized gain (loss) due to timing of shareholder transactions in relation to the fluctuating market values of the Trust’s investments.

(b)	Based on average shares outstanding.
(c)

For financial reporting purposes, the Trust values transactions based upon the end of reporting period price in the market. Accordingly, the investment valuations in these financial statements may differ from those used in the calculation of certain of the Trust’s final creation and redemption NAVs.

(d)	The mean between the last bid and ask prices.
(e)	Annualized.
(f)

Total Return, at NAV is calculated assuming an initial investment made at the NAV at the beginning of the period, reinvestment of all dividends and distributions at NAV during the period, and redemption of Shares at NAV on the last day of the period. Total Return, at NAV includes adjustments in accordance with U.S. GAAP and as such, the NAV for financial reporting purposes and the returns based upon those NAVs may differ from the NAVs and returns for shareholder transactions. Total Return, at market value is calculated assuming an initial investment made at the market value at the beginning of the period, reinvestment of all dividends and distributions at market value during the period, and redemption of Shares at the market value on the last day of the period. Not annualized for periods less than one year, if applicable.

(g)	The net asset value total return from January 1, 2024 to September 30, 2024 was 153.72%. The market price total return from January 1, 2024 to September 30, 2024 was 153.76%.

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

This information should be read in conjunction with the financial statements and notes included in Part I, Item 1 of this Quarterly Report on Form 10-Q (the “Report”). This Report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. The matters discussed throughout this Report that are not historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Report that address activities, events or developments that will or may occur in the future, including such matters as movements in the digital asset markets, operations of Invesco Galaxy Bitcoin ETF (the “Trust”), plans and references by Invesco Capital Management LLC (the “Sponsor”) to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, technology developments regarding the use of bitcoin and other digital assets, including the systems used by the Sponsor and Coinbase Custody Trust Company, LLC, the Trust’s bitcoin custodian (the “Bitcoin Custodian”) in their provision of services to the Trust, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Report, and the risks described in the in Part I, Item 1A. “Risk Factors” of the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in other SEC filings by the Trust, as well as general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other economic and political developments. Consequently, all the forward-looking statements made in this Report are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares. None of the Trust, the Sponsor, or the Trustee or their respective affiliates is under a duty to update any of the forward-looking statements to conform such statements to actual results or to a change in the Sponsor’s expectations or predictions.

Overview/Introduction

The Invesco Galaxy Bitcoin ETF (the “Trust”) is a Delaware statutory trust that was formed on April 5, 2021. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust (“Shares”). The Trust operates pursuant to its Second Amended and Restated Declaration of Trust and Trust Agreement, dated as of January 5, 2024 (the “Trust Agreement”). The Shares began trading on the Cboe BZX Exchange, Inc. (the “Exchange”) under the ticker symbol “BTCO” on January 11, 2024. The Trust offers Shares only to certain eligible financial institutions (“Authorized Participants”) in one or more blocks of 5,000 Shares (“Creation Baskets”) based on the quantity of bitcoin attributable to each Share of the Trust.

The following discussion and analysis was prepared to supplement information contained in the accompanying financial statements and is intended to explain certain items regarding the Trust’s financial condition as of September 30, 2024, and its results of operations for the three months ended September 30, 2024 and the period January 11, 2024 to September 30, 2024. It should be read in conjunction with the audited financial statements and related notes thereto contained in this Report.

Investment Objective

The investment objective of the Trust is for the Shares to reflect the performance of the spot price of bitcoin as measured using the Lukka Prime Bitcoin Reference Rate (the “Benchmark”) less the Trust’s expenses and other liabilities. The Shares are intended to provide institutional and retail investors with a simple, cost-effective means of gaining investment benefits similar to those of holding bitcoin.

Determination of Net Asset Value

The Administrator calculates, and the Sponsor publishes, the Trust’s Net Asset Value (“NAV”) once each business day. To calculate the NAV, the Administrator totals the current market value of bitcoin in the Trust and any other assets, and subtracts any liabilities including accrued but unpaid expenses. The Trust’s NAV is an amount denominated in U.S. dollars.

The Administrator also determines the NAV per Share, which equals the NAV of the Trust divided by the number of outstanding Shares. The NAV of the Trust and the NAV per Share are published by the Sponsor on each day that the Exchange is open for regular trading and are posted on the Trust’s website, www.invesco.com/BTCO.

Valuation of Bitcoin

The Trust applies FASB ASC Topic 820, Fair Value Measurement, in the valuation of bitcoin held by the Trust and for financial statement purposes. The fair market value price for bitcoin reflects the price that would be received for bitcoin in a current sale, which assumes an orderly transaction between market participants on the measurement date of bitcoin on its “principal market,”

generally, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. The Trust determines its principal market (or in the absence of a principal market the most advantageous market) on a periodic basis to determine which market is its Principal Market for the purpose of calculating fair value for the creation of quarterly and annual financial statements. Issuer-specific events, market trends, bid/asked quotes of brokers and information providers and other data may be reviewed in the course of making a good faith determination of a security’s fair value.

Liquidity and Capital Resources

The Sponsor is not aware of any known trends, demands, commitments, events or uncertainties that will result in, or are reasonably likely to result in, material changes to the Trust’s liquidity and capital resources needs.

The Trust pays the Sponsor a unified fee of 0.25% per annum (the “Sponsor Fee”) as compensation for services performed under the Trust Agreement. From January 9, 2024 until January 28, 2024, the Sponsor Fee was 0.39% per annum. Prior to January 9, 2024, the Sponsor Fee was 0.59% per annum. The Trust’s only ordinary recurring expense is the Sponsor Fee. For a 6-month period beginning January 11, 2024 the Sponsor agreed to waive the entire Sponsor Fee on the first $5 billion of Trust assets. Effective July 11, 2024, this waiver expired, and the Sponsor is no longer waiving the Sponsor Fee.

Except for periods during which all or a portion of the Sponsor Fee was being waived, the Sponsor Fee is accrued daily and paid monthly in arrears in U.S. dollars, and is calculated by Bank of New York Mellon (the “Administrator”). The Administrator calculates the Sponsor Fee on a daily basis by applying the 0.25% annualized rate to the Trust’s total net assets.

Except as noted below, the Sponsor has agreed to pay all of the Trust’s ordinary expenses out of the Sponsor’s unified fee, including, but not limited to, the Trustee’s fees, the fees of The Bank of New York Mellon (for its services as the Administrator, Transfer Agent, and Cash Custodian), the fees of the Bitcoin Custodian, the fees of the Execution Agent, Exchange listing fees, SEC registration fees, printing and mailing costs, legal costs and audit fees. The Sponsor also paid the costs of the Trust’s organization.

The Trust may incur certain extraordinary expenses that are not assumed by the Sponsor. These include, but are not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Bitcoin network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders (including, for example, in connection with any fork of the Bitcoin blockchain), any indemnification of the Sponsor, Cash Custodian, Bitcoin Custodian, Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

To cover the Sponsor Fee, and extraordinary expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Trust (or its delegate) to instruct Galaxy Digital Funds LLC (the “Execution Agent”) to convert bitcoin held by the Trust into U.S. dollars. The Sponsor has engaged the Execution Agent to sell bitcoin on the Trust’s behalf in such circumstances. At the direction of the Trust, the Execution Agent will seek to sell bitcoin at approximately the price at which it is valued by the Trust and in the smallest amounts required to permit such payments as they become due, with the intention of minimizing the Trust’s holdings of assets other than bitcoin. Accordingly, the amount of bitcoin to be sold may vary from time to time depending on the level of the Trust’s expenses and liabilities and the market price of bitcoin. The NAV of the Trust and the number of bitcoins represented by a Share will decline each time the Trust accrues the Sponsor Fee or any Trust expenses not assumed by the Sponsor. The Trust is not responsible for paying any costs associated with the transfer of bitcoin to or from the Trust in connection with paying the Sponsor Fee or in connection with creation and redemption transactions.

The Trust has not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Trust’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to Shareholders.

Cash Flows

A primary cash flow activity of the Trust is to raise capital from Authorized Participants through the issuance of Shares. This cash is used to invest in bitcoin.

As of the date of this Report, each of ABN AMRO Clearing Chicago LLC, BNY Mellon Capital Markets, LLC, Citadel Securities LLC, Goldman Sachs & Co., Jane Street Capital LLC, JP Morgan Securities Inc., Macquarie Capital (USA) Inc., Marex Capital Markets Inc. and Virtu Americas LLC has executed a Participant Agreement and are the only Authorized Participants.

Results of Operations

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND THE PERIOD JANUARY 11, 2024 TO SEPTEMBER 30, 2024

The following graph illustrates the percentage changes in (i) the market price of the Shares (as reflected by the line “Market”), (ii) the Trust’s NAV (as reflected by the line “NAV”), and (iii) the closing levels of the Benchmark (as reflected by the line “Lukka Prime Reference Rate (USD)”). There can be no assurances that the price of the Shares or the Trust’s NAV will exceed the Benchmark levels.

No representation is being made that the Benchmark will or is likely to achieve closing levels consistent with or similar to those set forth herein.

COMPARISON OF MARKET, NAV AND LUKKA PRIME REFERENCE RATE (USD)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND THE PERIOD JANUARY 11, 2024 TO SEPTEMBER 30, 2024

NEITHER THE PAST PERFORMANCE OF THE TRUST NOR THE PRIOR BENCHMARK LEVELS AND CHANGES,

POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE TRUST’S FUTURE PERFORMANCE.

NEITHER THE PAST PERFORMANCE OF THE TRUST NOR THE PRIOR BENCHMARK LEVELS AND CHANGES,

POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE TRUST’S FUTURE PERFORMANCE.

Trust Share Price Performance

For the three months ended September 30, 2024, the Exchange market value of each Share increased from $59.94 per Share to $63.44 per Share. The Share price low and high for the three months ended September 30, 2024 and related change from the Share price on June 30, 2024 was as follows: Shares traded at a low of $53.47 per Share (-10.80%) on August 5, 2024 and a high of $68.30 per Share (+13.94%) on July 22, 2024. The total return for the Trust on a market value basis was +5.84%.

Bitcoin posted positive performance in the third quarter of 2024. The launch of spot Ethereum ETPs in July and the kickoff of the Federal Reserve (the “Fed”) easing cycle in September 2024 fueled more bullish sentiment for cryptocurrencies. Although bitcoin has been range-bound, it was generally trending lower since mid-March 2024 on growing economic concerns in the US and reduced risk appetite, however, Fed Chair Powell’s optimistic messaging on the economy provided some relief. Another influencing factor was market expectations for a potential second term as president by former President Trump, especially prior to Vice President Harris joining the presidential race in August. In this respect, former President Trump was generally viewed as more “pro-crypto” and could potentially seek relaxed regulations and more innovation-focused projects.

For the period January 11, 2024 (Commencement of Trading) to September 30, 2024, the Exchange market value of each Share increased from $46.30 per Share to $63.44 per Share. The Share price low and high for the period ended September 30, 2024 and related change from the Share price on January 11, 2024 was as follows: Shares traded at a low of $39.11 per Share (-15.54%) on January 23, 2024 and a high of $73.57 per Share (+58.90%) on March 13, 2024. The total return for the Trust on a market value basis was +37.02%.

For the period January 11, 2024 through September 30, 2024, bitcoin’s spot price rallied over 35%, leading to strong gains for the Trust. The rally was initially driven by spot bitcoin ETP demand following their historic launch on January 11, 2024, improving macro sentiment supporting investor risk appetite, and the anticipation leading up to the April 2024 bitcoin halving event, which has historically provided upside potential for bitcoin. However, after hitting a record high in March 2024 of $73,000, bitcoin prices trended lower in a range for the balance of the period, waiting for a catalyst to break out. The third quarter was a positive quarter for bitcoin as the kickoff of the Fed easing cycle and market expectations for a potential second term as president by former President Trump fueled the bullish sentiment around cryptocurrencies. The launch of spot Ethereum ETPs in July may have also been a supportive catalyst.

Trust Share Net Asset Performance

For the three months ended September 30, 2024, the NAV of each Share increased from $59.95 per Share to $63.43 per Share. Rising price for bitcoin during the three months ended September 30, 2024 contributed to an overall 2.48% increase in the level of the Benchmark. The total return for the Trust on a NAV basis was +5.81%.

Net income (loss) for the three months ended September 30, 2024 was $4.1 million, primarily resulting from net realized gain (loss) of $(3.9) million, net change in unrealized gain (loss) of $8.3 million and net operating expenses of $0.3 million.

For the period January 11, 2024 (Commencement of Trading) to September 30, 2024, the NAV of each Share increased from $46.29 per Share to $63.43 per Share. Rising price for bitcoin during the period ended September 30, 2024 contributed to an overall 36.75% increase in the level of the Benchmark. The total return for the Trust on a NAV basis was +37.03%.

Net income (loss) for the nine months ended September 30, 2024 was $140.8 million, primarily resulting from net realized gain (loss) of $30.0 million, net change in unrealized gain (loss) of $111.1 million and net operating expenses of $0.3 million.

Critical Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Sponsor to make estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period covered by this report. A description of the valuation of bitcoin, a critical accounting policy that the Trust believes is important to understanding its results of operations and financial position, is provided in the section entitled “Valuation of Bitcoin,” above. In addition, please refer to Note 2 to the financial statements of the Trust for further discussion of the Trust’s accounting policies and Part II, Item 7 – “Management’s Discussions and Analysis of Financial Condition and Results of Operations – Critical Accounting Estimates” in the Annual Report on Form 10-K for the period ended December 31, 2023.

There were no material estimates, which involve a significant level of estimation uncertainty and had or are reasonably likely to have had a material impact on the Trust’s financial condition, used in the preparation of these financial statements.

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

None.

ITEM 4.	CONTROLS AND PROCEDURES.

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of the management of the Sponsor, including Brian Hartigan, its Principal Executive Officer, and Kelli Gallegos, its Principal Financial and Accounting Officer, Investment Pools, the Trust carried out an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures (as defined in Rules 13a-15(e) or 15d-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this Quarterly Report, and, based upon that evaluation, Brian Hartigan, the Principal Executive Officer of the Sponsor, and Kelli Gallegos, the Principal Financial and Accounting Officer, Investment Pools, of the Sponsor, concluded that the Trust’s disclosure controls and procedures were effective to provide reasonable assurance that information the Trust is required to disclose in the reports that it files or submits with the Securities and Exchange Commission (the “SEC”) under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms, and to provide reasonable assurance that information required to be disclosed by the Trust in the reports that it files or submits under the Exchange Act is accumulated and communicated to management of the Sponsor, including its Principal Executive Officer and Principal Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

Changes in Internal Control Over Financial Reporting

There has been no change in internal control over financial reporting (as defined in the Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that occurred during the Trust’s quarter ended September 30, 2024 that has materially affected, or is reasonably likely to materially affect, the Trust’s internal control over financial reporting.

PART II. OTHER INFORMATION

Item 1. Legal Proceedings.

Not applicable.

Item 1A. Risk Factors.

There are no material changes from risk factors as previously disclosed in the Trust’s Annual Report on Form 10-K for the period ended December 31, 2023, filed March 8, 2024.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

(a) There have been no unregistered sales of Shares. No Shares are authorized for issuance by the Trust under equity compensation plans.

(b) Not applicable.

(c) Although the Trust did not redeem Shares directly from its Shareholders, the Trust redeemed Creation Baskets from Authorized Participants during the three months ended September 30, 2024 as follows:

Period of Redemption	Total Number of Shares Redeemed	Average Price Paid per Share
July 1, 2024 to July 31, 2024	—	$—
August 1, 2024 to August 31, 2024	150,000	58.96
September 1, 2024 to September 30, 2024	230,000	58.54

Total	380,000	$58.71

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

During the period covered by this Report, none of the members of the Sponsor responsible for overseeing the business and operations of the Trust adopted, modified or terminated a Rule 10b5-1 trading arrangement or non-Rule 10b5-1 trading arrangement.

Item 6. Exhibits.

Exhibit No.	Description

31.1	Certification required under Exchange Act Rules 13a-14 and 15d-14 (filed herewith)

31.2	Certification required under Exchange Act Rules 13a-14 and 15d-14 (filed herewith)

32.1	Certification by Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (furnished herewith)

32.2	Certification by Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (furnished herewith)

101	Interactive data file pursuant to Rule 405 of Regulation S-T: (i) the Statements of Financial Condition of Invesco Galaxy Bitcoin ETF — September 30, 2024 and December 31, 2023 (Unaudited), (ii) the Schedule of Investments of Invesco Galaxy Bitcoin ETF — September 30, 2024 (Unaudited), (iii) the Statement of Income and Expenses of Invesco Galaxy Bitcoin ETF — For the Three and Nine Months Ended September 30, 2024 (Unaudited), (iv) the Statement of Changes in Shareholders’ Equity of Invesco Galaxy Bitcoin ETF — For the Three Months Ended September 30, 2024 (Unaudited), (v) the Statement of Changes in Shareholders’ Equity of Invesco Galaxy Bitcoin ETF — For the Nine Months Ended September 30, 2024 (Unaudited), (vi) the Statement of Cash Flows of Invesco Galaxy Bitcoin ETF — For the Nine Months Ended September 30, 2024 (Unaudited) and (vii) Notes to Unaudited Financial Statements of Invesco Galaxy Bitcoin ETF — September 30, 2024.

101.INS	Inline XBRL Instance Document – The instance document does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL document

101.SCH	Inline XBRL Taxonomy Extension Schema With Embedded Linkbase Documents

104	The cover page of the Trust’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Invesco Galaxy Bitcoin ETF

	By:	Invesco Capital Management LLC
its Sponsor

Dated: November 6, 2024		By:	/S/ BRIAN HARTIGAN
		Name:	Brian Hartigan
		Title:	Principal Executive Officer

Dated: November 6, 2024		By:	/S/ KELLI GALLEGOS
		Name:	Kelli Gallegos
		Title:	Principal Financial and Accounting Officer, Investment Pools

Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Brian Hartigan, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Invesco Galaxy Bitcoin ETF;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of managers (or persons performing the equivalent functions):

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: November 6, 2024	/s/ Brian Hartigan
Brian Hartigan
Principal Executive Officer of Invesco Capital Management LLC, the Sponsor

Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Kelli Gallegos, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Invesco Galaxy Bitcoin ETF;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of managers (or persons performing the equivalent functions):

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: November 6, 2024	/s/ Kelli Gallegos
Kelli Gallegos
Principal Financial and Accounting Officer, Investment Pools, of Invesco Capital Management LLC, the Sponsor

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Brian Hartigan, Principal Executive Officer of Invesco Capital Management LLC, the Sponsor of Invesco Galaxy Bitcoin ETF (the “Trust”), hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Trust’s Quarterly Report on Form 10-Q for the period ended September 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended;

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Trust; and

(3)

This certification accompanies the report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of such report), irrespective of any general incorporation language contained in such filing.

Dated: November 6, 2024	/s/ Brian Hartigan
Brian Hartigan
Principal Executive Officer

Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Kelli Gallegos, Principal Financial and Accounting Officer, Investment Pools of Invesco Capital Management LLC, the Sponsor of Invesco Galaxy Bitcoin ETF (the “Trust”), hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Trust’s Quarterly Report on Form 10-Q for the period ended September 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended;

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Trust; and

(3)

This certification accompanies the report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of such report), irrespective of any general incorporation language contained in such filing.

Dated: November 6, 2024	/s/ Kelli Gallegos
Kelli Gallegos
Principal Financial and Accounting Officer, Investment Pools